Exhibit (23)(ii)(A)

[PricewaterhouseCoopers Logo]

PricewaterhouseCoopers LLP Chartered Accountants PO Box 82 Royal Trust Tower, Suite 3000 Toronto Dominion Centre Toronto, Ontario Canada M5K 1G8 Telephone +1 416 863 1133 Facsimile +1 416 365 8215

CONSENT OF AUDITORS

We hereby consent to the incorporation by reference in the Offering Circular constituting part of the Registration Statement on Form S-3 (File No. 33-41418) filed with the Securities and Exchange Commission on June 27, 1991 of our report dated February 19, 2003 which appears on page F-3 in Imperial Oil's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 19, 2003 on the information under the caption "Presentation of Financial Statements" in item 6 of such Annual Report on Form 10-K, which appears on page F-2 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Offering Circular.

(Signed) "PricewaterhouseCoopers LLP"

Chartered Accountants
March 21, 2003

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

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